UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010 (November 3, 2010)

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 3, 2010, OPNET Technologies, Inc. announced its financial results for its second fiscal quarter ended September 30, 2010. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events

On November 3, 2010, OPNET Technologies, Inc. announced that its Board of Directors has approved a quarterly dividend in the amount of $0.10 per share, which will be paid on December 21, 2010 to stockholders of record as of the close of business on December 7, 2010. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On November 3, 2010, OPNET Technologies, Inc. announced that its Board of Directors has approved a special dividend in the amount of $0.75 per share, which will be paid on November 30, 2010 to stockholders of record as of the close of business on November 14, 2010. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release regarding financial results and declaration of quarterly dividend payment issued by OPNET Technologies, Inc. on November 3, 2010 (1).

99.2	Press Release regarding the declaration of a special dividend payment issued by OPNET Technologies, Inc. on November 3, 2010 (2).

(1)	This exhibit relating to Item 2.02 and Item 8.01 shall be deemed to be furnished, and not filed.
(2)	This exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: November 3, 2010	By:	/s/ MEL F. WESLEY
Mel F. Wesley
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release regarding financial results and declaration of quarterly dividend issued by OPNET Technologies, Inc. on November 3, 2010.

99.2	Press release regarding declaration of special dividend issued by OPNET Technologies, Inc. on November 3, 2010.